[WIRELESS ONE LOGO]
                                                      Wireless One, Inc.
                                                  Henry G. Schopfer, III
                                               Executive Vice President/
                                                 Chief Financial Officer
                                                          (601) 936-1515
                         FOR IMMEDIATE RELEASE

WIRELESS ONE, INC. COMMON STOCK TO TRADE ON OTC BULLETIN BOARD STARTING
                            OCTOBER 22, 1998

Jackson,  MS, October 22, 1998 - Wireless One, Inc. (OTC Bulletin Board:
WIRL) announced that its common stock will trade on the OTC Bulletin Board starting today under the symbol "WIRL." The common stock of Wireless One, Inc. previously was listed on the Nasdaq National Market.

BROADBAND WIRELESS ACCESS PROVIDER FOR SOUTHEAST U.S.

Wireless One, Inc., a Broadband Wireless Access provider owns, develops and operates wireless video, data and voice over IP systems in eleven contiguous states in the Southeast U.S. with exclusive licenses in the Multi-Point Multi-Channel Distribution System ("MMDS") and Wireless Communications Spectrum ("WCS"). The MMDS and WCS licenses cover an estimated 7,700,000 households and 800,000 businesses in 67 markets. In addition, the Company owns a 50% interest in a joint venture, Wireless One of North Carolina, L.L.C., that holds exclusive MMDS and WCS licenses in 13 North Carolina markets with additional 3,000,000 households and 290,000 businesses.

The Company provides wireless services to single family units, multiple dwelling properties, educational institutions and small to medium businesses. The Company has a marketing alliance with DIRECTV<reg-trade-mark> that enables it to provide expanded programming via Direct Broadcast Satellite signal to single family homes and multiple dwelling properties.

                  Forward-Looking Statement Disclaimer

Certain statements made in this press release, including statements that are not a statement of historical fact, may constitute "forward-looking" statements as defined in the Securities Act of 1933, as amended. Actual results may differ materially from those projected in any forward-looking statement. Readers are encouraged to read the section entitled "Factors that May Affect Future Results of the Company" in the Company's Annual Report on Form 10-K for the year ended December 31, 1997 and the section entitled "Liquidity and Capital Resources" in the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1998 which contain information and analysis with respect to certain factors that could cause the Company's results to differ materially from those contained in any forward-looking statements made in this press release, such as the capital needs of the Company, both short- and long-term, substantial indebtedness of the Company, lack of profitable operations, need to manage change in business strategy, FCC authorizations and other governmental regulations, competition, physical limitations of wireless cable transmissions and other factors.